[Sutherland Asbill & Brennan LLP]                         EXHIBIT EX-99.2n.2


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP



     We hereby consent to the reference to our firm in the "Legal Matters" section of the prospectus included in the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 for Allied Capital Corporation (File No. 333-43534). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                         SUTHERLAND ASBILL & BRENNAN LLP


September 14, 2000                              By:     /s / Cynthia M. Krus
                                             --------------------------------

                                                      Cynthia M. Krus